CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 28, 2025, relating to the consolidated financial statements and consolidated financial highlights of Roundhill Bitcoin Covered Call Strategy ETF and the financial statements and financial highlights of Roundhill China Dragons ETF, Roundhill Daily 2X Long Magnificent Seven ETF, Roundhill Ether Covered Call Strategy ETF, Roundhill GLP-1 & Weight Loss ETF, Roundhill Innovation-100 0DTE Covered Call Strategy ETF, Roundhill Russell 2000 0DTE Covered Call Strategy ETF (formerly Roundhill Small Cap 0DTE Covered Call Strategy ETF), Roundhill S&P 500 0DTE Covered Call Strategy ETF, and Roundhill S&P 500 Target 20 Managed Distribution ETF, each a series of Roundhill ETF Trust, which are included in Form N-CSR for the period ended December 31, 2024, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectuses and “Miscellaneous Information” and “Financial Statements” in the Statements of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

April 30, 2025